Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 18, 2013 relating to the financial statements, which appears in Enanta Pharmaceuticals, Inc.’s Annual Report on Form 10-K for the year ended September 30, 2013.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

December 18, 2013